Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DST Systems, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Stephen C. Hooley, Chief Executive Officer of the Company and Gregg Wm. Givens, Chief Financial Officer of the Company, individually certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his individual knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen C. Hooley
Stephen C. Hooley
Chief Executive Officer
May 2, 2014

/s/ Gregg Wm. Givens
Gregg Wm. Givens
Chief Financial Officer
May 2, 2014
A signed original of this written statement required by Section 906 has been provided to DST Systems, Inc. and will be retained by DST Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.